Exhibit 4.15

Master Agreement

Entered into and signed on February 1, 2012

- Between -

Gazit-Globe Ltd.

of 1 Ha’shalom Rd., Tel-Aviv

Public Company No. 520033234

(hereinafter “Globe”)

On the one part;

- And –

Norstar Israel Ltd.

of 1 Ha’shalom Rd., Tel-Aviv

Private Company No. 511512295

(hereinafter “Norstar Israel”)

On the other part;

- and –

Norstar Holdings Inc.

c/o Meitar Liquornik Geva & Leshem Brandwein Law Office, 16 Aba Hilel Silver St., Ramat Gan 52506

Public Company No. 44528798375

(hereinafter “Norstar” and jointly with Norstar Israel as the “Norstar Group”)

On the third part;

Whereas	In August 1998, the parties signed an agreement of reorganization in relation to the parties’ businesses at that time (the “Reorganization Agreement”), and that in the course of the Reorganization greement Globe and Norstar Israel entered into a management agreement, pursuant to which Globe provides services to Norstar Israel (the “Previous Management Agreement”);

And Whereas	The parties wish to enter into an agreement for settling the terms of their mutual engagement with regard to the following issues: (a) replacing the Previous Management Agreement; (b) amending non-competition provisions set under the Reorganization Agreement; and (c) providing registration rights to Norstar in connection with Globe’s securities held thereby, as specified within the agreement hereunder.

Now, therefore, the parties have agreed as follows:

1.	Preamble, definitions and titles

1.1.	The preamble to this Agreement and its appendixes shall constitute an integral part hereof.

1.2.	Titles in this Agreement are for purposes of convenience only and shall not be used for the interpretation of this Agreement.

2.	Replacing the Management Agreement

On the coming into force of the Master Agreement, as stated under Section 5.1 hereunder, Globe and Norstar Israel shall sign a Management Agreement according to the version enclosed as APPENDIX A under this Agreement (the “New Management Agreement”), which shall replace the Previous Management Agreement.

3.	Addendum to the Reorganization Agreement

On the coming into force of the Master Agreement, as stated under Section 5.1 hereunder, all parties shall sign an addendum to the Reorganization Agreement according to the version enclosed as APPENDIX B under this Agreement, by which the non-competition provisions set under the Reorganization Agreement shall be amended (the “Addendum to the Reorganization Agreement”).

4.	An agreement to grant registration rights to the Norstar group

On the coming into force of the Master Agreement, as stated under Section 5.1 hereunder, the parties shall sign an agreement to grant registration rights to the Norstar Group, according to the version enclosed as APPENDIX C under this Agreement (the “Registration Rights Agreement”).

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5.	The force of the Master Agreement and the agreements signed by virtue thereof

5.1.	It is clarified that as of the date on which this Master Agreement is to come into force and effect, the New Management Agreement, the Addendum to the Reorganization Agreement and the Registration Rights Agreement shall be independent of one another in such way that the force and effect of each one of the aforementioned agreements shall be in accordance with its provisions, and that the termination of one or more of the aforementioned agreements shall not adversely affect the force and effect of the rest of the aforementioned agreements.

6.	Miscellaneous

6.1.	The parties’ addresses shall be as specified under the title of this Agreement.

6.2.	Any notification by virtue of this Agreement, which is delivered to the aforementioned addresses, shall be deemed delivered to the Company within 3 business days as of the date on which such notification was delivered via mail, within one business day if such notification was sent via fax, and/or on the date of its delivery if it was delivered via personal delivery.

6.3.	The parties agree that any amendment to this Agreement shall be deemed to void, unless such amendment was carried out in writing and signed by the parties’ authorized representatives.

IN WITNESS WHEREOF, the parties hereto have executed this agreement:

[Signature]	[Signature]	[Signature]
Gazit-Globe Ltd.	Norstar Holdings Inc.	Norstar Israel Ltd.

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APPENDIX A

An Agreement to Provide Management Services

Entered into and signed on February 1, 2012

- Between -

Gazit-Globe Ltd.

of 1 Ha’shalom Rd., Tel-Aviv

Public Company No. 520033234

(hereinafter “Globe”)

On the one part;

- And –

Norstar Israel Ltd.

of 1 Ha’shalom Rd., Tel-Aviv

Private Company No. 511512295

(hereinafter “Norstar Israel”)

On the other part;

Whereas	Globe and Norstar Israel are parties to the Management Agreement dated July 1, 1998 (the “Previous Management Agreement”), according to which Globe provides various management services to Norstar Israel;

And Whereas	Norstar Israel wished to continue receiving services, as stated under this Agreement, from Globe, and Globe wishes to continue providing the ervices to Norstar Israel pursuant to the provisions set in this Agreement hereunder;

And Whereas	The parties wish to update the provisions of the Previous Management Agreement and to replace it with the provisions of this Agreement, as follows;

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Now, therefore, the parties have agreed as follows:

1.	Preamble and definitions

1.1.	The preamble to this Agreement and its appendixes shall constitute an integral part hereof.

1.2.	Under this Agreement, the following terms shall be interpreted in accordance to their corresponding definitions, unless explicitly inferred otherwise:

“Services” – Administrative services, financial management (including reporting to the Authorities), treasury management, computing and information systems, communication, legal services, care of bank financing, capital market and the investments of Norstar Israel and companies that are part of its group.

The “Norstar Group” – Norstar Holdings Inc., the parent company of Norstar Israel, and companies which are under its control.

1.3.	Titles in this Agreement are for purposes of convenience only and shall not be used for the interpretation of the Agreement.

2.	Globe’s services, undertakings and declarations

2.1.	During the term of this Agreement, Globe undertakes to provide to Norstar Israel the Services (according the aforementioned definitions thereof) on a regular basis and in accordance to the needs of Norstar Israel, including for the services provided, or that will be provided by Norstar Israel to other companies which are part of the Norstar Group.

2.2.	Gazit-Globe undertakes to provide the Services to Norstar Israel in a diligent, professional and loyal manner, while meeting the requirements of all the laws relevant for providing the Services.

2.3.	The Services shall be provided by Globe through any of its employees and/or its representative, as chosen under its professional discretion.

2.4.	Globe hereby declares that it is not subject to any legal, commercial, contractual or other restriction or undertaking, which prevents it, or might prevent it, from signing this agreement and fulfilling its undertakings by virtue thereof, fully and duly.

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2.5.	It is clarified that the Services shall not include expenses due to external consultation, which is provided by external service providers, including legal consultation, auditors, accountants, insurances, directors’ fees, expenses due to other professional advisors, and also any other expense that are not included within the definition of Services under the aforementioned Section 1.

3.	The Consideration

3.1.	In exchange for the Services, Norstar Israel shall pay to the Company a monthly payment in the amount of 105,000 NIS plus VAT as required by law (hereinafter the “Management Fee”).

3.2.	The Management Fee shall be linked to the Israeli Consumer Price Index, while the “Basic Index” shall be the index known at the date on which this Agreement is signed and the “Known Index” shall be the index known at the date on which the Management Fee is paid. The linkage to the price index shall be calculated and paid on a quarterly basis.

3.3.	The Management Fee shall be paid in exchange for a tax invoice, which shall be presented as required by law.

3.4.	The Management Fee shall be paid four times a year on the first business day of each one of the following months: January, March, June and September of each year, for the three-month period starting as of that day.

4.	No employer-employee relationship

4.1.	This Agreement is an agreement between a client (Norstar Israel) and an independent contractor of services (Globe) and does not constitute a labor agreement. Globes declares that no employer-employee relationship, authorization, agency or partnership relations shall exist between itself or between any of its representatives on the one part, and Norstar Israel on the other part, and that no provision stated under this Agreement shall be deemed as creating such aforementioned relations.

4.2.

Globe undertakes to be held solely liable towards its employees and/or any of its representatives in regard to any legal liability related with providing the Services, including the duties of the employer towards its employees, and without derogating from

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the generality of the aforementioned, to pay in due time any payment it ought to pay to its employees and/or any of its representatives who provide the Services to Norstar Israel. Globe shall also pay the State Authorities or any other entity any payment it ought to pay for employing the employee by virtue of any law, including wages, social security, annual leave, convalescence pay, severance pay, and contribution fees for pensions and the like.

4.3.	Inasmuch as, and notwithstanding the provisions of this Agreement, Norstar shall be required to bear additional liabilities (beyond the Management Fee) towards Globe’s employees and/or its representatives, due to liabilities deriving from an employer-employee relationship with Globe’s employees and/or its representatives pursuant to this Agreement, then Globe shall compensate and indemnify Norstar Israel for every expense, payment or loss caused thereto for that reason; however, in any case, the amount of such indemnification shall not exceed the annual Management Fee payable to Globe in accordance with this Agreement.

5.	Term of Agreement

5.1.

This Agreement shall be in force for a period of three years, starting as of November 16th, 2011, until November 15th, 2014, at the end of which its term shall be automatically renewed, from time to time, for periods of three years each (hereinafter: the “Term of agreement”), unless one of the parties had informed, in writing, to the other party, no later than 90 days prior to the end of the Term of agreement, that it does not wish to renew the agreement for an additional term.

5.2.	As of the date on which this Agreement is signed, the Previous Management Agreement shall be annulled, by itself, in force as of November 15, 2011.

6.	General

6.1.	This Agreement shall be governed by Israeli law, and interpreted in light thereof. The Courts of Tel Aviv District shall have sole and exclusive jurisdiction over any issue deriving from this Agreement or in relation to this Agreement.

6.2.	Globe shall not be entitled to assign and/or to transfer its rights and/or its undertakings under this Agreement, including the right to receive the Consideration to any third party, without receiving Norstar Israel’s approval, in advance and in writing, unless it is to a company under its control.

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6.3.	Any amendment to this Agreement shall be in writing and signed by the parties. Any waiver, extension of time, or discount offered by one party to the other party shall be valid only if it was offered in writing, and such shall apply only to the case for which it was offered.

6.4.	The addresses of the parties shall be as specified in the preamble to this Agreement. Notification under this Agreement shall be carried out in writing.

6.5.	Any notification by virtue of this Agreement, which is delivered to the aforementioned addresses, shall be deemed to be delivered to the Company within 3 business days as of the date on which such notification was delivered via mail, within one business day if such notification was sent via fax, and/or on the date of its delivery if it was delivered via personal delivery.

IN WITNESS WHEREOF, the parties hereto have executed this agreement:

[Signature]	[Signature]
Gazit-Globe Ltd.	Norstar Israel Ltd.

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APPENDIX B

Addendum for the Restructuring Agreement, of 20 August, 1998

Prepared and Signed on 1 February, 2012

- Between -

Gazit-Globe Ltd.

(Formerly Globe-Right Investments Ltd.)

of 1 Derech Ha’shalom, Tel Aviv

Public Company: 520033234

(hereinafter: “Globe”)

on the one part;

- And Between -

Norstar Holding Inc.

(Formerly: Gazit Inc.)

c/o Meitar, Liquornik, Geva & Leshem Brandwein & Co.,

16 Aba Hilel Silver St., Ramat Gan 52506

Public Company 44528798375

(Hereinafter: “Norstar”)

on the second part;

- and between -

Norstar Israel Ltd.

(Formerly Gazit Israel (Founded by Gazit Inc., Panama) Ltd.)

of 1 Derech Ha’shalom, Tel Aviv

Public Company: 511512295

(Hereinafter: “Norstar Israel”, and together with Norstar: “Norstar Group”)

on the third part;

WHEREAS	On 20 August, 1998 the parties signed an agreement for the structural restructure of the businesses of the parties at that time (“Restructuring Agreement”), according to which all real estate activities and strengthening in real estate of the Norstar Group and of Globe were merged as part of Globe;

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AND WHEREAS	The parties are interested in updating the non-competition provisions set in the restructuring agreement, as specified in this addendum below:

It was therefore declared, stipulated and agreed between the parties as follows:

1.	Preamble, definitions and titles

The preamble to this addendum shall constitute an integral part hereof. 1.1.

1.2	The titles of the provisions in this addendum were intended for convenience purposes only, and will not be used for the purposes of interpretation.

2.	Amendment to the Non-Competition Provision

The provisions of section 3.14 of the restructuring agreement will be replaced with the following version:

“Norstar and Norstar Israel hereby undertake that as long as the Norstar Group is the sole control holder (as defined by Section 1 of the Securities Law, 5728 – 1968, in Globe, and Globe engages, as its main business, in the field of ownership, management and development of shopping centers and/or medical office buildings and/or will control and hold, as its main business, companies dealing as their main business in the abovementioned fields, the Norstar Group will not engage in the ownership, management and development of shopping centers or medical office buildings and will not hold shares of companies engaging in this field as their main business (excluding the holding of Globe) and proposals for the engagement and/or holding, as stated above, to be offered to it, will be transferred to Globe. The abovementioned will not apply to financial investments in shares of companies traded on the stock exchange in Israel or abroad, which engage in the ownership, management and development of shopping centers and/or medical office buildings as their main business, on condition that the Norstar Group does not hold 5% or more of the issued share capital of a single company.

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Insofar as the Norstar Group requests to operate in any field of real estate that is not shopping centers or medical office buildings, it must first propose the considered activity to Globe, and only in the case that Globe, with the approval of its auditing committee, approves that it is not interested in performing the considered activity by Norstar, will the Norstar Group be permitted to operate in this field itself. The right of first offer will continue to be valid also for specific transactions in the activity considered by the Norstar Group and rejected by Globe. At the time that the auditing committee of Globe first decides that it is not interested in engaging in a specific field of real estate, it will immediately provide a report in this regard, detailing the field of activity as proposed.

In addition, Globe will provide, as part of its periodic and/or quarterly reports, details regarding transactions undertaken by the Norstar Group during the relevant period, which were first offered to Globe and Globe decided not to engage therein, as stated above, on condition that details regarding concrete transactions that were not published until that date by the Norstar Group and the specific reasons behind the decision of the auditing committee of Globe to reject the abovementioned transactions, are not provided. For the avoidance of doubt, it is hereby clarified that the principle of the right of first offer to Globe, as stated above in this section, will not apply to activities in shopping centers and medical office buildings, in which the Norstar Group cannot engage at all, as long as the terms of the non-competition provisions are upheld.”

3.	Non-Amendment of the Remaining Provisions of the Restructure Agreement

3.1	It is hereby clarified that, excluding the updating of the non-competition provision as specified above in this addendum, no other changes will be made to the restructure agreement.

3.2	This addendum will be attached to the restructure agreement and will constitute an integral part thereof.

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In witness hereof we have hereunto set our hands at the place and time as stated above:

[signature]	[signature]

Norstar Holdings Inc.	Gazit Globe Ltd.

[signature]

Norstar Israel Ltd.

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REGISTRATION RIGHTS AGREEMENT

by and among

NORSTAR HOLDINGS INC.,

NORSTAR ISRAEL LTD.,

NORSTAR ISRAEL HOLDINGS LTD.,

NORSTAR UNDERWRITING LTD.

and

GAZIT-GLOBE LTD.

Dated as of February 1st, 2012

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Index of Principal Terms

Section	Defined Term
Action	1.1
Affiliate	1.1
Agreement	1.1
Beneficial Ownership	1.1
Business Day	1.1
Company	Recitals
Company Indemnitees	2.14(b)
Delay Period	2.2(d)
Demand Registration	2.2(b)
Exchange Act	1.1
Full Cooperation	1.1
Fully Marketed Underwritten Offering	1.1
Gazit	Recitals
Gazit Records	2.4(i)
Governmental Entity	1.1
Holder Indemnitees	2.14(a)
Holders	1.1
indemnified party	2.14(c)
indemnifying party	2.14(c)
Independent Contractor Representatives	1.1
Initial Public Offering	1.1
Initiating Holder	2.2(b)
Inspectors	2.4(i)
IPO F-1	1.1
Israeli Companies Law	1.1
Issuer Free Writing Prospectus	1.1
Law	1.1
Losses	2.14(a)
Norstar	Recitals
Norstar Parties	Recitals
Norstar Sub 1	Recitals
Norstar Sub 2	Recitals
Norstar Sub 3	Recitals
Ordinary Share	1.1
Person	1.1
Piggyback Registration	2.1(a)
Privilege	1.1
Prospectus	1.1
Registrable Securities	1.1
Registration Expenses	2.7
Registration Indemnitees	2.14(b)
Registration Statement	1.1
Rule 144	1.1

ii

SEC	1.1
Securities Act	1.1
Selling Holder	1.1
Shelf Registration Statement	2.2(a)
Suspension Notice	2.4(e)
Underwritten Offering	1.1

iii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of February 1st, 2012 by and among Gazit-Globe Ltd., a company organized under the laws of the State of Israel (the “Company” or “Gazit”), Norstar Holdings Inc., a corporation organized under the laws of the Republic of Panama (“Norstar”), Norstar Israel Ltd., a company organized under the laws of the State of Israel (“Norstar Sub 1”), Norstar Israel Holdings Ltd., a company organized under the laws of the State of Israel (“Norstar Sub 2”) and Norstar Underwriting Ltd., a company organized under the laws of the State of Israel (“Norstar Sub 3” and, together with Norstar, Norstar Sub 1 and Norstar Sub 2, the “Norstar Parties”).

WHEREAS, the Norstar Parties are currently holders of Ordinary Shares (as hereinafter defined); and

WHEREAS, in connection with the Company’s initial public offering in the United States which would result in restrictions on the transfer by the Norstar Parties of shares of the Company, the Company has agreed to provide the registration rights and other rights set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Action” means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented, restated or modified from time to time.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The term “Beneficially Own” shall have a correlative meaning.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York and the State of Israel generally are authorized or required by law or other governmental actions to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Full Cooperation” means, in connection with any Fully Marketed Underwritten Offering, in addition to the other cooperation otherwise required by this Agreement, (a) members of senior management of Gazit (including the president and the chief financial officer) shall fully cooperate with the underwriter(s) in connection therewith, and make themselves available to participate in all of the marketing processes of the Fully Marketed Underwritten Offering as recommended by the underwriter(s), and (b) Gazit shall prepare preliminary and final Prospectuses for use in connection with such offering containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum information required by law, rule or regulation).

“Fully Marketed Underwritten Offering” means an Underwritten Offering which includes due diligence sessions, road shows, one-on-one meetings with prospective purchasers of the Registrable Securities, and other customary marketing activities, as recommended by the underwriter(s).

“Governmental Entity” means any governmental or regulatory federal, state, local and foreign authority, agency, court, commission or other entity, including any stock exchange or other self-regulatory organization.

“Holders” means Norstar, Norstar Sub 1, Norstar Sub 2, Norstar Sub 3 and any Transferee of Registrable Securities pursuant to a transfer permitted by ?Section 2.10.

“Independent Contractor Representatives” means all individuals who render services to Gazit or any of its subsidiaries who are classified by Gazit or such subsidiary as having the status of an independent contractor.

“Initial Public Offering” means Gazit’s firm commitment underwritten initial public offering filed under the Securities Act covering the offer and sale of Ordinary Shares.

“IPO F-1” means Gazit’s registration statement on Form F-1 (No. 333-178320), as amended and filed with the SEC.

“Israeli Companies Law” means the Companies Law 5759-1999, as amended.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law” means legislation, code, ordinance, writ, statute, treaty, rule, order, directive, bulletin, decree or regulation (including common law) of any Governmental Entities, including any publicly available binding judicial or administrative interpretation thereof.

“Ordinary Share” means an ordinary share in the capital stock of the Company;

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Privilege” means the attorney-client privilege, the work product doctrine, or any other applicable protective privilege.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means all Ordinary Shares held by a Holder and any securities issued directly or indirectly with respect to such shares because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold or disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold or disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such securities may be sold pursuant to Rule 144 (or any successor provision) under the Securities Act without being subject to the volume limitations in subsection (e) of such rule.

“Registration Statement” means any registration statement of Gazit under the Securities Act that permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act“ means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Selling Holder” means each Holder of Registrable Securities participating in a registration pursuant to Article II.

“Underwritten Offering” means a registration, including a takedown under a shelf registration statement, in which Ordinary Shares of Gazit are sold to an underwriter for reoffering to the public.

Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Piggyback Registrations.

(a) Right to Piggyback. Whenever Gazit proposes to register for sale under the Securities Act or publicly sell under a “shelf” registration statement any Ordinary Shares (or securities convertible into or exchangeable or exercisable for Ordinary Shares) for its own account or the account of any shareholder of Gazit (other than the Initial Public Offering of Ordinary Shares contemplated by the IPO F-1, offerings pursuant to employee benefit plans, or noncash offerings in connection with a proposed acquisition, exchange offer, recapitalization or similar transaction) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Gazit will give written notice to the Holders of its intention to effect such a registration or sale at least 20 days prior to the filing of such registration statement or prospectus supplement, as applicable; provided, however, that in the case of an Underwritten Offering that is a takedown under a shelf registration statement, such notice shall be given not less than five (5) Business Days prior to the date of commencement of marketing efforts for such offering. Subject to Section 2.1(b) hereof, Gazit shall use its reasonable best efforts to include in such registration or sale all Registrable Securities with respect to which Gazit has received written requests for inclusion therein within fifteen (15) days (or five (5) Business Days in the case of an Underwritten Offering that is a takedown under a shelf registration statement) after the delivery to the Holders of Gazit’s written notice.

(b) Priority. If a registration or sale pursuant to this Section 2.1 involves an Underwritten Offering and the managing underwriter advises Gazit in good faith that in its opinion the number of securities requested to be included in such registration or sale exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then Gazit will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated:

(i) if such offering was initiated by Gazit as a primary offering on behalf of Gazit, (x) first, to the securities Gazit proposes to sell, (y) second, among the Ordinary Shares requested to be included in such offering by any of the Holders, pro rata, on the basis of the aggregate number of Ordinary Shares requested to be included in such offering by any such requesting Holder and its Affiliates vis-a-vis the other requesting Holders and their Affiliates on the date of such request, and (z) third, among other securities, if any, requested and otherwise eligible to be included in such offering; or

(ii) if such offering was initiated by a security holder of Gazit (other than a Holder, in which case the provisions of Section 2.2 shall govern) as a secondary offering on behalf of such security holder, (x) first, among the Ordinary Shares requested to be included in such offering by each Holder and such requesting security holder, pro rata, on the basis of the aggregate number of Ordinary Shares requested to be included in such offering by any such requesting Holder and its Affiliates and such requesting security holder vis-a-vis the other requesting Holders and security holders and their Affiliates on the date of such request, (y) second, among the Ordinary Shares requested to be included in such offering by any other stockholder of Gazit owning Ordinary Shares eligible for registration, and (z) third, among other securities, if any, requested and otherwise eligible to be included in such offering (including securities to be sold for the account of Gazit).

(c) Gazit Shelf Registrations. If Gazit files any shelf registration statement for its own benefit or for the benefit of the holders of any of its securities other than the Holders, Gazit agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(d) Withdrawal of Registrations. In the case of an offering initiated by Gazit as a primary offering on behalf of Gazit, nothing contained herein shall prohibit Gazit from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate or abandon the offering related thereto, without prejudice, however, to the rights of the Holders to immediately request a registration pursuant to Section 2.2 hereof.

Section 2.2 Requested Registrations.

(a) Right to Request Shelf Registration. At any time after the date hereof when Gazit is eligible to register Ordinary Shares on Form F-3 or S-3 (or a successor form), upon the written request of any Holder, Gazit shall use commercially reasonable efforts to file, within 60 days after the date on which the initial request is given, a registration statement (which, if permitted, shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act) on Form F-3 or S-3 or such other form under the Securities Act then available to Gazit providing for the resale pursuant to Rule 415 from time to time of all or part of the Registrable Securities (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”), or a post-effective amendment or supplement, as applicable, to a previously filed and effective shelf registration statement providing for the resale pursuant to Rule 415 from time to time of all or part of the Registrable Securities. Gazit shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable following such filing. Gazit shall maintain the effectiveness of the Shelf Registration Statement for the maximum period permitted by SEC rules. The Holders shall collectively be entitled to a total of two (2) Fully Marketed Underwritten Offerings each calendar year pursuant to the Shelf Registration Statement so long as the Registrable Securities proposed to be sold in each such offering have an aggregate market value (based on the most recent closing price of the Ordinary Shares at the time of the demand) of at least the lesser of (1) $30 million or (2) the value of all Registrable Securities held by the requesting Holder and its Affiliates. If a Fully Marketed Underwritten Offering is requested, Gazit shall cause there to occur Full Cooperation in connection therewith. Except as provided in this Section 2.2(a) with respect to Underwritten Offerings, there shall be no limitation on the number of takedowns off the Shelf Registration Statement.

(b) Right to Request Demand Registrations. At any time after the expiration of the underwriter lock-up period applicable to Gazit’s Initial Public Offering, upon the written request of any Holder (the “Initiating Holder”) requesting that Gazit effect the registration under the Securities Act of all or part of the Registrable Securities pursuant to a registration statement separate from a Shelf Registration Statement (a “Demand Registration”) (other than the Initial Public Offering of Gazit’s Ordinary Shares contemplated by the IPO F-1), Gazit shall use commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of such number of Registrable Securities requested to be so registered; provided, that Gazit shall not be required to file a registration statement pursuant to this Section 2.2(b) unless the number of Registrable Securities requested to be sold by the Holder in such offering have an aggregate market value (based on the most recent closing price of the Ordinary Shares at the time of the demand) of at least the lesser of (1) $30 million or (2) the value of all Registrable Securities held by the requesting Holder and its Affiliates. In connection with each such Demand Registration, Gazit shall cause there to occur Full Cooperation. The Holder(s) may collectively make a total of two (2) Demand Registration requests pursuant to Section 2.2(b) (it being understood that the IPO F-1 shall not be treated as a Demand Registration or Demand Registration request).

(c) Priority. If a requested registration pursuant to this Section 2.2 involves an Underwritten Offering and the managing underwriter shall advise Gazit in good faith that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then Gazit will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated (except in situations where the last sentence of this Section 2.2(c) applies):

(i) first, to Registrable Securities requested by all Holders (including any Holders that did not exercise their Demand Registration rights pursuant to Section 2.2(b)) to be included in such registration, pro rata on the basis of the aggregate number of Ordinary Shares requested to be included in such registration by any such requesting Holder and its Affiliates vis-a-vis the other requesting Holders and their Affiliates on the date of such request;

(ii) second, among all Ordinary Shares requested to be included in such registration by any other shareholder of Gazit owning Ordinary Shares eligible for such registration; and

(iii) third, among other securities, if any, requested and otherwise eligible to be included in such registration (including securities to be sold for the account of Gazit).

A registration will be deemed to be initiated by Gazit if Gazit provides written notice to the Holders of its intention to effect such a registration or sale pursuant thereto, in which case the priority set forth in Section 2.1(b)(i) shall apply.

(d) Registrations; Takedowns.

(i) A registration shall not count as one of the permitted Demand Registrations until it has become effective, and any Demand Registration shall not count as a Demand Registration unless the Initiating Holder(s) is able to register and sell at least fifty percent (50%) of the Registrable Securities requested to be registered by such Initiating Holder(s) in such Demand Registration; provided that the Company shall in any event pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Demand Registrations; provided further that a Demand Registration which is withdrawn at the sole request of the Initiating Holder(s) who demanded such Demand Registration will count as a Demand Registration unless the Company is reimbursed by such Initiating Holder(s) for all reasonable out-of-pocket expenses incurred by the Company in connection with such registration.

(ii) An underwritten sale of Registrable Securities shall not count as one of the permitted Fully Marketed Underwritten Offerings unless the Holder(s) requesting any such underwritten shelf takedown is able sell at least fifty percent (50%) of the Registrable Securities requested to be sold in such Fully Marketed Underwritten Offering; provided that a Fully Marketed Underwritten Offerings which is withdrawn at the sole request of such Holder(s) will count as a Fully Marketed Underwritten Offerings unless the Company is reimbursed by such Holder(s) for all reasonable out-of-pocket expenses incurred by the Company in connection with any such Fully Marketed Underwritten Offering.

(e) Preemption of Registration. Notwithstanding the foregoing, if management of Gazit determines in its good faith judgment, (i) that the disclosures that would be required to be made by Gazit in connection with such registration would be materially harmful to Gazit or any of its public subsidiaries or affiliates because of transactions then being considered by, or other events then concerning, Gazit or any of its public subsidiaries or affiliates (including an offering of securities by Gazit or any of its public subsidiaries or affiliates), or that such registration would otherwise have a material adverse effect on Gazit or any of its public subsidiaries or affiliates (including when Gazit is not permitted to register securities pursuant to a “lock-up” agreement), then Gazit may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 2.2 for a reasonable period of time, or (ii) that registration at the time would require the inclusion of pro forma or other information, which requirement Gazit is reasonably unable to comply with, then Gazit may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 2.2 for a reasonable period of time, but not in excess of 75 days (or any longer period agreed to by the requesting holders of Registrable Securities); provided, that in each of (i) and (ii) at all times Gazit is in good faith using commercially reasonable efforts to file the registration statement as soon as practicable. Gazit shall provide prompt written notice to the Selling Holders of (x) any deferment of the filing of a registration statement pursuant to this Section 2.2(e) and (y) Gazit’s decision to file such registration statement following such deferment. Gazit may defer the filing of a particular registration statement pursuant to this Section 2.2(e) for a period not to exceed an aggregate of 90 days in any calendar year. Notwithstanding the other provisions of this Section 2.2(e), Gazit may not defer the filing of a registration statement past the date that is the earliest of (a) the date that is seven Business Days after the date upon which any disclosure of a matter the management of Gazit has determined would be materially harmful to Gazit because of transactions then being considered by, or other events then concerning, Gazit, is disclosed to the public or ceases to be material, provided, that if filing such registration statement at such time would require the inclusion of financial statements, pro forma or other information, which requirement Gazit is reasonably unable to comply with, then Gazit may defer such filing for a reasonable period of time, but not in excess of 30 days (or any longer period agreed to by the requesting Holders) so long as at all times Gazit is in good faith using commercially reasonable efforts to file such registration statement as soon as practicable; or (b) such date that, if such deferment continued, would result in there being more than 90 days in the aggregate in any 12-month period during which the filing of one or more Registration Statements has been so deferred. The period during which a filing is so deferred hereunder is referred to as a “Delay Period.”

Section 2.3 Holdback Agreements. To the extent requested in writing by the managing underwriter of any Underwritten Offering, Gazit agrees not to, and shall exercise commercially reasonable efforts to obtain agreements (in the underwriters’ customary form) from its directors, executive officers and Beneficial Owners of five percent (5%) or more of the Ordinary Shares not to, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of Gazit or enter into any hedging transaction relating to any equity securities of Gazit during the 45 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration or the pricing date of any Underwritten Offering pursuant to any Registration Statement (except as part of such Underwritten Offering or pursuant to registrations on Form S-8 or F-4 or any successor forms thereto) unless the underwriter managing the offering otherwise agrees to a shorter period. In connection with any Underwritten Offering in which a Holder is participating, to the extent requested by the managing underwriter, each Selling Holder will enter into an agreement in which its agrees not to directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of Gazit or enter into any hedging transaction relating to any equity securities of Gazit during the 45 days beginning on the effective date of such Underwritten Offering unless the underwriter managing the offering otherwise agrees to a shorter period.

Section 2.4 Registration Procedures. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, .Gazit shall use commercially reasonable efforts to effect or cause the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and Gazit shall:

(a) prepare and file with the SEC as expeditiously as possible but in no event later than the applicable time period required by this Agreement, a registration statement on any form for which Gazit then qualifies or which counsel for Gazit shall deem appropriate, which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof and which otherwise complies with the terms of this Agreement, and use reasonable best efforts to cause such registration statement to become effective as soon as practicable; provided, that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, including any documents incorporated by reference therein, Gazit shall (x) furnish to the Selling Holders and to one counsel selected by the Selling Holders (or by such Holders and holders of all other securities covered by such registration statement, but in no event to more than two firms of attorneys for all such selling security holders) copies of all such documents proposed to be filed, including responses to any comment letter on the registration statement, which documents shall be subject to the review of the Selling Holders and such counsel, and (y) notify the Selling Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days in the case of a Demand Registration or the maximum period of time permitted by SEC rules in the case of a Shelf Registration Statement, or, in either case, such shorter period which shall terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish, without charge, to each Selling Holder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (including one conformed copy to each Selling Holder and one signed copy to each managing underwriter and in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Selling Holders may reasonably request in order to facilitate the disposition of the Registrable Securities registered thereunder;

(d) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders, and the managing underwriter, if any, reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holders and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities registered thereunder; provided, that Gazit shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e) immediately notify the managing underwriter, if any, and the Selling Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to Gazit’s attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (a “Suspension Notice”), and Gazit shall promptly prepare and furnish to the Selling Holders a supplement or amendment to such prospectus so that as thereafter delivered, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if the management of Gazit determines in its good faith judgment, (i) that the disclosure that would be required to be made by Gazit would be materially harmful to Gazit or any of its public subsidiaries or affiliates because of transactions then being considered by, or other events then concerning, Gazit or any of its public subsidiaries or affiliates (including an offering of securities by Gazit or any of its public subsidiaries or affiliates), or would otherwise have a material adverse effect on Gazit or any of its public subsidiaries or affiliates (including when Gazit is not permitted to register securities pursuant to a “lock-up” agreement), then Gazit may defer the furnishing to the Selling Holders of a supplement or amendment to such prospectus for a reasonable period of time and the Selling Holders shall suspend the use of the applicable prospectus, or (ii) a supplement or amendment to such prospectus at such time would require the inclusion of pro forma or other information, which requirement Gazit is reasonably unable to comply with, then Gazit may defer the furnishing to the Selling Holders of a supplement or amendment to such prospectus for a reasonable period of time and the Selling Holders shall suspend the use of the applicable prospectus, but not in excess of 45 days (or any longer period agreed to by the requesting holders of Registrable Securities); provided, that at all times Gazit is in good faith using commercially reasonable efforts to file such amendment or supplement as soon as practicable; provided, however, that such deferrals shall not exceed 90 days in the aggregate in any 12-month period. In any event, Gazit shall not be entitled to deliver more than a total of three (3) Suspension Notices or notices of any Delay Period in any 12-month period;

(f) promptly notify the managing underwriter, if any, and the Selling Holders:

(i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC relating to the Registration Statement, including providing a copy of any comment letter from the staff of the SEC;

(iii) of the receipt by Gazit of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(g) in the case of an Underwritten Offering, (i) enter into such agreements (including underwriting agreements in customary form) and take all such other actions as the Selling Holders or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including causing senior management and Gazit personnel to cooperate with the Selling Holders and the underwriter(s) in connection with performing due diligence) and (ii) cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and the Selling Holders;

(h) use commercially reasonable efforts to cause all such securities being registered to be listed on each securities exchange on which similar securities issued by Gazit are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

(i) make available for inspection by the Selling Holders, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such persons (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Gazit and its subsidiaries (collectively, “Gazit Records”), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause Gazit’s and its subsidiaries’ officers, directors, employees and Independent Contractor Representatives to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, Gazit shall have no obligation to disclose any Gazit Records to the Inspectors (i) in the event Gazit determines that such disclosure is reasonably likely to have an adverse effect on Gazit’s ability to assert the existence of a Privilege with respect thereto or (ii) if either (A) Gazit has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) Gazit reasonably determines in good faith that such Gazit Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Holder of Registrable Securities requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to Gazit; and provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Gazit Records is sought in a court of competent jurisdiction, give notice to Gazit and allow Gazit, at its expense, to undertake appropriate action and to prevent disclosure of the Gazit Records deemed confidential;

(j) with respect to each Demand Registration and each Underwritten Offering, if requested, use commercially reasonable efforts to obtain a “cold comfort” letter from Gazit’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters;

(k) in connection with each Demand Registration and each Fully Marketed Underwritten Offering, cause there to occur Full Cooperation and, in all other cases, make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, “road show” and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities; and

(l) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

It shall be a condition precedent to the obligation of Gazit to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered or sold at the request of any Holder that such Holder shall furnish in writing to Gazit such information regarding the securities held by such Holder and the intended method of disposition thereof and such other information as may be reasonably requested by Gazit and as shall be required in connection with the action to be taken by Gazit, in each case furnished within such period as Gazit reasonably requires.

Section 2.5 Restriction on Disposition of Registrable Securities. The Holders agree that, upon receipt of a Suspension Notice, the Holders shall, and the Holders shall cause each of their Affiliates to, discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof, or until otherwise notified by Gazit, and, if so directed by Gazit, the Holders shall, and the Holders shall cause each of their Affiliates to, deliver to Gazit (at Gazit’s expense) all copies (including any and all drafts), other than permanent file copies, then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Gazit shall give any Suspension Notice, the 180-day period mentioned in Section 2.4(b) hereof shall be extended by the greater of (x) three months or (y) the number of days during the period from and including the date of the Suspension Notice to and including the date when the Selling Holders shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof.

Section 2.6 Selection of Underwriters.

(a) For an Underwritten Offering, Gazit, in the event Gazit is participating in the Underwritten Offering, or the Holders, in the event Gazit is not participating in the Underwritten Offering, shall select the managing underwriter(s), underwriter(s), financial printer and counsel for such Underwritten Offering.

(b) For an Underwritten Offering made pursuant to Section 2.2 hereof in which Gazit does not participate, the identity of the managing underwriter(s) selected by the Holders shall be reasonably acceptable to Gazit.

Section 2.7 Registration Expenses. Gazit shall pay for all costs and expenses (the “Registration Expenses”) with respect to its compliance with its obligations in connection with a registration pursuant to this Agreement, including: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on any national securities exchange or interdealer quotation system, (vi) the fees and disbursements of counsel for Gazit and customary fees and expenses for independent certified public accountants retained by Gazit (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) the fees and expenses of any registrar and transfer agent, (viii) the underwriting fees, discounts and commissions applicable to any Ordinary Shares sold for the account of Gazit and (ix) the cost of preparing all documentation in connection therewith. Except as otherwise provided in Section 2.2(d) and clause (viii) of this Section 2.7, if Gazit is not participating in the offering, Gazit shall have no obligation to pay any underwriting fees, discounts, commissions or expenses attributable to the sale of Registrable Securities, including the fees and expenses of any underwriters and such underwriters’ counsel. The Selling Holders shall be responsible for the payment of the fees and disbursements of the firms of attorneys acting as legal counsel for the Selling Holders, collectively, pro rata on the basis of the number of their shares so registered.

Section 2.8 Conversion of Other Securities. If any holder of Registrable Securities offers any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2.1 and 2.2 hereof.

Section 2.9 Rule 144. If and for so long as Gazit is subject to the reporting requirements of the Exchange Act, Gazit shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provisions) under the Securities Act.

Section 2.10 Transfer of Registration Rights.

(a) The Holders may transfer all or any portion of their rights under this Agreement to any transferee of Registrable Securities constituting not less than five percent (5%) of the outstanding Ordinary Shares of Registrable Securities (each, a “Transferee”); provided, however, that no such minimum share assignment requirement shall be necessary for an assignment by a Holder (i) which is (A) a partnership to its partners in accordance with partnership interests, (B) a limited liability company to its members in accordance with their interest in the limited liability company, or (C) a corporation to its stockholders in accordance with their interests in the corporation or (ii) to its parent company which wholly owns such Holder or to a wholly owned subsidiary. Any transfer of registration rights pursuant to this Section 2.10 shall be effective upon receipt by Gazit of written notice from such Holder stating the name and address of any Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term “Holder,” as used in this Agreement shall, where appropriate to assign such rights and obligations to such Transferee, be deemed to refer to or include the Transferee holder of such Registrable Securities. In connection with any such transfer by a Norstar Party pursuant to clause (ii) above, the term “Norstar Party,” as used in this Agreement shall, where appropriate to assign such rights and obligations to such Transferee, be deemed to refer to or include the Transferee holder of such Registrable Securities.

(b) After such transfer, each Holder shall retain its rights under this Agreement with respect to all other Registrable Securities owned by such Holder.

(c) Upon the request of any Holder, Gazit shall execute a Registration Rights Agreement with such Transferee or a proposed Transferee substantially similar to this Agreement.

Section 2.11 Free Writing Prospectuses. Gazit shall not permit any officer, director, underwriter, broker or other Person acting on behalf of Gazit to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities without the prior written consent of the Selling Holders and any underwriter.

Section 2.12 [Reserved].

Section 2.13 Other Registration Rights. Should Gazit enter into any subsequent registration rights agreement with any securityholder of Gazit (other than a Holder), during the term of this Agreement, which provides for benefits or terms more favorable than those contained in this Agreement, then this Agreement shall be deemed to be modified to provide the Holders with those more favorable benefits and terms.

Section 2.14 Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, and each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement or any amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final Prospectus, any document incorporated by reference therein or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) any violation by the Company of any Law applicable in connection with any such registration, qualification, or compliance; provided, that the Company will not be liable to a Selling Holder or underwriter, as the case may be, in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, as the case may be, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder specifically for inclusion in such document, which information shall specifically be set forth in a separate letter signed by the Selling Holders that shall be requested by the Company prior to the effectiveness of any Registration Statement in which a Selling

Holder is participating by registering Registrable Securities; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a Selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or Selling Holder within the meaning of the Securities Act, under the indemnity agreement in this Section 2.14 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, Selling Holder or controlling Person results from the fact that such underwriter or Selling Holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or selling Holder and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission (such failure to send or deliver, a “Delivery Failure”). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

(b) Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder agrees, severally and not jointly with any other Person, to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, the officers and directors of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees” and, together with Holder Indemnitees, collectively, the “Registration Indemnitees”), from and against all Losses, as incurred, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any amendment of or supplement to any of the foregoing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), or any amendment of or supplement to any of the foregoing or other document, in reliance upon and in conformity with written information relating to such Selling Holder furnished to the Company by such Selling Holder expressly for inclusion in such document (for purposes of this Section 2.14(b), any information relating to any underwriter that is contained in a Registration Statement or Prospectus shall not be deemed to be information relating to a Registration Indemnitee), or (ii) a Delivery Failure (other than any Delivery Failure related to an Underwritten Offering); provided, that no Selling Holder will be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the

Securities Act, under the indemnity agreement in this Section 2.14 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons. The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including this Section 2.14) applicable to it.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d) Contribution.

(i) If the indemnification provided for in this Section 2.14 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.14(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

(iii) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) The obligation of any Selling Holder obliged to make contribution pursuant to this Section 2.14(d) shall be several and not joint.

(e) Additional Provisions.

(i) Notwithstanding anything to the contrary contained in this Agreement, an indemnifying party that is a Holder shall not be required to indemnify or contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such Holder in the applicable offering exceeds the amount of any damages that such Holder has otherwise been required to pay pursuant to Section 2.14(b).

(ii) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, partner or controlling Person of such indemnified party and shall survive the transfer of securities.

(iii) The indemnification and contribution required by this Section 2.14 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Loss is incurred.

(iv) To the extent that any of the Selling Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.14 shall be applicable to the benefit of the Selling Holders in their role as deemed underwriter in addition to their capacity as a Selling Holder (so long as the amount for which any other Selling Holder is or becomes responsible does not exceed the amount for which such Selling Holder would be responsible if the Selling Holder were not deemed to be an underwriter of Registrable Securities) and (ii) the Selling Holders and their representatives shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

ARTICLE III

MISCELLANEOUS

Section 3.1 Nature of Holders’ Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement, other than as expressly set forth herein. Nothing contained herein, and no action taken by any Holder pursuant hereto or in connection herewith, shall be deemed to constitute the Holders as a partnership, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or any of the transactions contemplated by this Agreement.

Section 3.2 Termination. This Agreement shall terminate upon the earlier of (i) such time as there are no Registrable Securities and (ii) ten years from the date hereof, subject to compliance with the approval requirements of the Israeli Companies Law, except for the provisions of Sections 2.7, 2.14 and this Article III, which shall survive such termination.

Section 3.3 Amendment and Waiver. If the Norstar Parties own Registrable Securities, no amendment to or waiver of any provision in this Agreement will be effected without the written consent of the Norstar Parties if such amendment or waiver adversely affects the rights of the Norstar Parties hereunder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.4 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 3.5 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any understandings, agreements or representations by or among the parties, written or oral, prior to the date this agreement is first executed by the Norstar Parties that may have related to the subject matter hereof in any way.

Section 3.6 Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 3.7 Remedies. (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to seek an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

Gazit-Globe Ltd.

1 Hashalom Rd.

Tel-Aviv 67892, Israel

Attn: General Counsel

Facsimile: 011-972 -3-6961910

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attn: Phyllis G. Korff

Facsimile: 917-777 2694

If to Norstar Holdings Inc.:

MEITAR LIQUORNIK GEVA & LESHEM BRANDWEIN LAW OFFICES

16 Abba Hillel Rd. Ramat Gan 52506, Israel

Attn: Shaul Hayoun

Facsimile: +972 3 610 3111

with a copy to (which copy alone shall not constitute notice):

LAW OFFICES RAINELDA MATA-KELLY

P.O. Box 0818-00534

Panama City, Republic of Panama

Fax (+507) 216-9298

If to Norstar Israel Ltd.:

MEITAR LIQUORNIK GEVA & LESHEM BRANDWEIN LAW OFFICES

16 Abba Hillel Rd. Ramat Gan 52506, Israel

Attn: Shaul Hayoun

Facsimile: +972 3 610 3111

with a copy to (which copy alone shall not constitute notice):

Varda Zuntz

1 Hashalom Rd.

Tel-Aviv 67892, Israel

Facsimile: +972-3-6961910

If to Norstar Israel Holdings Ltd.:

MEITAR LIQUORNIK GEVA & LESHEM BRANDWEIN LAW OFFICES

16 Abba Hillel Rd. Ramat Gan 52506, Israel

Attn: Shaul Hayoun

Facsimile: +972 3 610 3111

with a copy to (which copy alone shall not constitute notice):

Varda Zuntz

1 Hashalom Rd.

Tel-Aviv 67892, Israel

Facsimile: +972-3-6961910

If to Norstar Underwriting Ltd.:

MEITAR LIQUORNIK GEVA & LESHEM BRANDWEIN LAW OFFICES

16 Abba Hillel Rd. Ramat Gan 52506, Israel

Attn: Shaul Hayoun

Facsimile: +972 3 610 3111

with a copy to (which copy alone shall not constitute notice):

Varda Zuntz 1

Hashalom Rd.

Tel-Aviv 67892, Israel

Facsimile: +972-3-6961910

Section 3.9 Governing Law; WAIVER OF JURY TRIAL. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State and without regard to its conflict of laws principles, other than Section 5-1401 of the New York General Obligations Law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereby agrees not to commence any such action, suit or proceeding other than before one of the above-named courts. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT ANY SUCH LEGAL PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

GAZIT-GLOBE LTD.

By:
Name:
Title:

NORSTAR HOLDINGS INC.

By:
Name:
Title:

NORSTAR ISRAEL LTD.

By:
Name:
Title:

NORSTAR ISRAEL HOLDINGS LTD.

By:
Name:
Title:

NORSTAR UNDERWRITING LTD.

By:
Name:
Title: